Exhibit 99.2

Sterling Bancorp Announces Declaration of Initial Liquidating Distribution;

Stock Transfer Books Closed;

Mr. Thomas M. O’Brien Steps Down as Chairman, President and Chief Executive Officer

Southfield, Michigan, April 1, 2025 — Sterling Bancorp, Inc. (NASDAQ: SBT) (“Sterling” or the “Company”) today announced that the Company’s board of directors (the “Board” or “Board of Directors”) has declared an initial liquidating distribution pursuant to its previously announced Plan of Dissolution in the amount of $4.85 per share, or approximately $252 million, payable on April 8, 2025 to shareholders of record as of April 1, 2025 and has set April 1, 2025 as the record date for all future liquidating distributions to shareholders pursuant to the Plan of Dissolution. The Company also announced that it has closed its stock transfer books effective as of the close of business today and has filed a Form 25 with the Securities and Exchange Commission with respect to delisting the Company’s common stock from trading on the Nasdaq Capital Market. The Company expects to file a Form 15 with the SEC within the next 20 days in order to suspend its periodic reporting obligations under the Securities Exchange Act of 1934.

The Company intends to make a final cash distribution to shareholders subject to first completing the wind down of the Company and paying or providing for the Company’s creditors and existing and reasonably foreseeable debts, liabilities, and obligations in accordance with Michigan law and the Plan of Dissolution, including potential liabilities and defense costs related to a previously disclosed demand letter received from a purported shareholder and previously disclosed demand letters from two former executive officers of Sterling Bank and Trust, F.S.B., the former wholly-owned banking subsidiary of the Company (the “Bank”). The Company cannot determine at this time when a final liquidating distribution will be made or in what amount, if any. After completing the initial liquidating distribution, the Company will have approximately $16 million in cash to complete the wind down of the Company. Computershare Inc. and Computershare Trust Company, N.A. are acting as paying agent for the liquidating distributions to shareholders pursuant to the Plan of Dissolution.

The Company also announced that Thomas M. O’Brien has stepped down as Chairman, President and Chief Executive Officer in connection with the closing of the sale of the Bank, but will remain on the Board. Steven E. Gallotta has been appointed Chairman of the Board. Karen Knott and Christine Meredith will stay on as consultants to the Company post-closing, with Ms. Meredith to serve as President and Ms. Knott to continue in her role as Chief Financial Officer and Treasurer.

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is the former unitary thrift holding company of Sterling Bank and Trust, F.S.B. On April 1, 2025, the Company completed the sale of the Bank to EverBank Financial Corp and filed a certificate of dissolution with the Michigan Department of Licensing and Regulatory Affairs in order to wind down and dissolve the Company in accordance with Michigan law and the Plan of Dissolution. For additional information, please visit the Company’s website at https://investors.sterlingbank.com.

Forward-Looking Statements

This Press Release contains certain statements that are, or may be deemed to be, “forward-looking statements” regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance, including any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “believe,” “expect,” “continue,” “will,” “estimate,” “intend,” “plan,” “anticipate,” and “would” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature, though the absence of these words does not mean a statement is not forward-looking. All statements other than statements of historical facts, including but not limited to statements regarding the economy and financial markets, threatened litigation, credit quality, the regulatory scheme governing our industry, competition in our industry, interest rates, our liquidity, our business and our governance, are forward-looking statements. We have based the forward-looking statements in this Press Release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. There can be no assurance that future developments will be those that have been anticipated. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2025, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. These risks are not exhaustive. Other sections of this Press Release and our filings with the Securities and Exchange Commission include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Press Release. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Investor Contact:

Sterling Bancorp, Inc.

Karen Knott

Chief Financial Officer and Treasurer

(248) 359-6624

kzaborney@sterling-hc.com